UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 17, 2015

ZAYO GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36690	26-1398293
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1805 29th Street, Suite 2050, Boulder, CO 80301

(Address of Principal Executive Offices)

(303) 381-4683

(Registrant’s Telephone Number, Including Area Code)

ZAYO GROUP, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-169979	26-201259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1805 29th Street, Suite 2050, Boulder, CO 80301

(Address of Principal Executive Offices)

(303) 381-4683

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Seventh Amendment to Credit Agreement

On April 17, 2015, Zayo Group, LLC (“ZGL”), a wholly owned subsidiary of Zayo Group Holdings, Inc. (“Holdings”) and Zayo Capital Inc., entered into a Seventh Amendment (the “Seventh Amendment”) to the Credit Agreement dated as of July 2, 2012 (as amended, the “Credit Agreement”). Per the terms of the Seventh Amendment, ZGL’s revolving credit facility was increased by $200 million to $450 million, and the maturity date of the revolving credit facility was extended to the earliest of (i) five years after the effective date of the Seventh Amendment, (ii) six months prior to the maturity date of ZGL’s term loan facility, subject to repayment or refinancing thereof, and (iii) six months prior to the maturity date of ZGL’s 10.125% senior unsecured notes due July 2, 2020, subject to repayment or refinancing thereof.

In addition, the Seventh Amendment modified certain terms and provisions of the Credit Agreement, including increasing the letter of credit commitment by $20 million to $50 million and removing the Fixed Charge Coverage Ratio maintenance requirement and replacing such covenant with a springing Senior Secured Leverage Ratio maintenance requirement that will come into effect if at any time ZGL’s term loan facility is amended or refinanced to remove all financial maintenance covenants. Further, pursuant to the Seventh Amendment, up to $50 million of revolving loans and letters of credit may be denominated in or issued in, as applicable, Euros or Sterling.

The foregoing description of the Seventh Amendment is qualified in its entirety by reference to the full and complete terms contained in the Seventh Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure

ZGL issued a press release dated April 20, 2015 announcing the entrance into the Seventh Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference in this Item 7.01.

Item 9.01.	Financial Statements and Exhibits

(a)	Exhibits.

Exhibit No.	Description

10.1	Amendment No. 7 to Credit Agreement, dated as of April 17, 2015, between Zayo Group, LLC, Zayo Capital, Inc., Morgan Stanley Senior Funding, Inc., as term facility administrative agent, and SunTrust Bank, as revolving facility administrative agent, together the administrative agents, and the lenders party thereto.

99.1	Press Release dated April 20, 2015.

The information contained under Item 7.01 and in Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the SEC under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Portions of this report may constitute “forward-looking statements” as defined by federal law. Although the registrants believe any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Additional information about issues that could lead to material changes in the registrants’ performance is contained in their respective filings with the SEC. The registrants undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances after the date hereof.

Investors should take into consideration, with respect to the registrants, those risks and uncertainties discussed in ZGL’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014 and in Holdings’ final prospectus dated March 11, 2015, including those under the heading “Risk Factors.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAYO GROUP HOLDINGS, INC.

By:	/s/ Ken desGarennes
Name:	Ken desGarennes
Title:	Chief Financial Officer

DATED: April 20, 2015

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAYO GROUP, LLC

By:	/s/ Ken desGarennes
Name:	Ken desGarennes
Title:	Chief Financial Officer

DATED: April 20, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 7 to Credit Agreement, dated as of April 17, 2015, between Zayo Group, LLC, Zayo Capital, Inc., Morgan Stanley Senior Funding, Inc., as term facility administrative agent, and SunTrust Bank, as revolving facility administrative agent, together the administrative agents, and the lenders party thereto.

99.1	Press Release dated April 20, 2015.